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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
                          METATEC ANNOUNCES THE SALE OF
                    ITS ELECTRONIC SOFTWARE DELIVERY BUSINESS

Contacts:    Gary W. Qualmann
             Chief Financial Officer
             Or Richard Baker
             Director of Corporate Communications
             Metatec International
             (614) 761-2000

DUBLIN, Ohio, Jan. 23, 2003 - Metatec(R) International, Inc. (OTCBB: META) today announced the sale of its Internet-based electronic software distribution (ESD) business to Digital River, Inc., a global e-commerce outsource provider based in Minneapolis, Minn.

Under the terms of the agreement, Digital River acquired certain assets and assumed certain liabilities associated with Metatec's ESD business, and Metatec received approximately $1.1 million in cash and notes, subject to adjustment based on an earn out computation.

"The sale of our ESD business is consistent with the other steps we've taken this past year to direct our focus on the growth of our supply chain solutions business," said Christopher A. Munro, Metatec president and chief executive officer. "Our ESD business is a natural fit with the e-commerce solutions Digital River has successfully marketed since the company's founding in 1994."

"With our acquisition of Metatec's ESD business, we plan to extend our target market by moving into the enterprise software market," said Joel Ronning, Digital River's chief executive officer. "By integrating Metatec's platform, we can offer large publishers a highly cost effective and efficient solution for electronic management, maintenance and distribution of software for enterprise licensees."

Metatec began offering Web-based software delivery services in 1999 when it acquired the business and technology from a New Jersey-based company. Metatec's product offering, called Metatec Express, became one of the earliest products specializing in secure, managed delivery of software, digital documents and information products for business customers over the Internet, corporate Intranets and Extranets.

                            About Digital River, Inc.

Digital River, a leading global e-commerce outsource provider founded in 1994, offers more than 32,000 companies the ability to cut costs and grow their businesses by using its complete e-commerce systems and services. Services include e-commerce strategy, site development and hosting, order and transaction management, system integration, product fulfillment and returns, e-marketing and customer service. Digital River's clients include Symantec, Motorola, 3M,

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Major League Baseball, H&R Block, Novell, Autodesk, and Staples.com. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.

                                  About Metatec

Metatec enables companies to streamline the process of delivering products and information to market by providing technology driven supply chain solutions that increase efficiencies and reduce costs. Technologies include a full range of supply chain solutions and CD-ROM and DVD manufacturing services. Extensive real-time customer-accessible online reporting and tracking systems support all services. Metatec operations are based in Dublin, Ohio.

More information about Metatec is available by visiting the company's web site at www.metatec.com or call 1-888-METATEC.

                           Forward-Looking Statements

Except for historical information, all other statements made in this news release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company's actual results to differ materially from those projected. Such risks and uncertainties that might cause such a difference include, but are not limited to: changes in general business and economic conditions; changes in demand for CD-ROM products or supply chain services; excess capacity levels in the CD-ROM industry; the introduction of new products or services by competitors; increased competition (including pricing pressures); changes in manufacturing efficiencies, changes in supply chain services techniques; changes in technology; changes in foreign currency exchange rates; the company's ability to meet the cash flow thresholds and other financial covenants in its loan agreement with its banks, the failure of which could result in the banks' exercising their legal remedies against the company or its assets; the company's negative shareholders' equity, which means that shareholders may not realize any value upon a sale or liquidation of the company or its assets; and other risks discussed in the company's filings with the Securities and Exchange Commission, including those risks discussed under the caption "Forward Looking Statements; Risk Factors Affecting Future Results" and elsewhere in the Form 10-K for Metatec's year ended Dec. 31, 2001.